SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14A-11(c) or ss. 240.14a-12

                             PERMANENT BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

                         [PERMANENT BANCORP LETTERHEAD]


                                  June 20, 1997


Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Permanent Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The Meeting will be held at 4:00 p.m., Evansville, Indiana time, on July 22, 1997, at the main office of the Company located at 101 Southeast Third Street, Evansville, Indiana.

         Under the direction of your current Board of Directors, Permanent Bancorp, Inc. has continued to achieve significant growth in its core earnings, and expansion of its retail franchise resulting in the enhancement of stockholder value. Some of the milestones that Permanent Bancorp has achieved are:

         o The payment of a regular quarterly cash dividend during fiscal 1997 that represented a 50% increase over the previous year. The Company has announced another 33% increase in the quarterly dividend to $.10 per share during fiscal 1998.

         o Recording a 90% increase in earnings during fiscal 1997 before a one-time industry wide assessment by the Federal Deposit Insurance Corporation.

         o Significantly reducing the ratio of non-performing assets to total assets from 2.43% at March 31, 1995 to 1.11% at March 31, 1997.

         o        Maintaining   regulatory  capital  levels  far  in  excess  of
                  regulatory capital requirements.

         We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed white proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Thank you for your attention to this important matter.

                                                Very truly yours,


                                                /s/Donald P. Weinzapfel
                                                -----------------------
                                                Donald P. Weinzapfel
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                             PERMANENT BANCORP, INC.
                           101 Southeast Third Street
                            Evansville, Indiana 47708
                                 (812) 428-6800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on July 22, 1997



         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Permanent Bancorp, Inc. (the "Company") will be held at the main office of the Company located at 101 Southeast Third Street, Evansville, Indiana, at 4:00 p.m. Evansville, Indiana time, on July 22, 1997.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 31, 1998;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on June 6, 1997 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors



                                              /s/Donald P. Weinzapfel
                                              -----------------------
                                              Donald P. Weinzapfel
                                              Chairman of the Board, President
                                              and Chief Executive Officer


Evansville, Indiana
June 20, 1997


    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
       OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
           A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT


                             PERMANENT BANCORP, INC.
                           101 Southeast Third Street
                            Evansville, Indiana 47708
                                 (812) 428-6800


                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 22, 1997


      This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Permanent Bancorp, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Company, located at 101 Southeast Third Street, Evansville, Indiana, on July 22, 1997, at 4:00 p.m., Evansville, Indiana time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about June 20, 1997. Certain of the information provided herein relates to Permanent Federal Savings Bank (the "Bank"), a wholly owned subsidiary of the Company.

      At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of three directors of the Company and (ii) a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending March 31, 1998.

Vote Required and Proxy Information

      All shares of common stock of the Company, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposal set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting.

      If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

      Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Carl E. Root, Secretary, Permanent Bancorp, Inc., 101 Southeast Third Street, Evansville, Indiana 47708.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on June 6, 1997 will be entitled to one vote for each share then held. As of that date, the Company had 2,097,040 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, and (ii) all directors and executive officers as a group.

                                                               Shares               Percent
                                                            Beneficially              of
    Beneficial Owner                                           Owned                 Class
    ----------------                                           -----                 -----
Permanent Bancorp, Inc.                                       166,635(1)             7.95%
 Employee Stock Ownership Plan
  101 Southeast Third Street
  Evansville, Indiana  47708

John Hancock Mutual Life Insurance Company, et al.            133,500(2)             6.37
  John Hancock Place
  P.O. Box 111
  Boston, Massachusetts  02117

Rahmi Soyugenc                                                129,823(3)             6.19
  119 LaDonna Boulevard
  Evansville, Indiana  47711

LaSalle/Kross Partners, Limited Partnership                   142,900(4)             6.81
350 East Michigan, Suite 500
Kalamazoo, MI 49007

Directors and executive officers
 of the Company and the Bank
 as a group (16 persons)                                      268,824(5)            12.13
------------
(1)      First Bankers Trust Co.,  N.A.,  Quincy,  Illinois,  the trustee of the
         ESOP, has sole voting and investment  power over the 89,532 shares held by the Company's  Employee Stock Ownership Plan (the "ESOP") which have not been allocated to participants,  and may be deemed under applicable regulations to  beneficially  own such shares.  Participants  under the
         ESOP have the right to direct the voting of the 77,103 shares allocated to their ESOP accounts. Under the terms of the ESOP, unallocated shares are voted by the trustee in the same proportion  that the  participants vote the allocated shares with respect to each issue being voted upon.

(2)      As reported in Schedule  13G,  dated  February 4, 1997, by John Hancock
         Mutual  Life  Insurance   Company  and  certain  of  its  subsidiaries,
         including John Hancock  Advisers,  Inc., an investment  advisor,  which reported sole voting and  investment  power over 133,500  shares of the
         Common  Stock  held by two  management  companies  for which it acts as advisor.

(3) As reported in Schedule 13D, dated April 4, 1995, in which Mr. Soyugenc reported sole voting and investment power over 129, 823 shares of Common Stock.

(4) As reported in an amended Schedule 13D, dated June 13, 1997, in which LaSalle/Kross reported shared voting and investment power with Peter T.
         Kross, limited partner, sole director and sole executive officer of Kross Financial Inc. and Richard J. Nelson and his wife, Florence
         Nelson, limited partners in LaSalle/Kross over 142,900 shares of Common
         Stock.

(5) This amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares allocated to the accounts of such persons under the ESOP, shares held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment power.
         This amount also includes an aggregate of 46,126 shares awarded under the Company's Recognition and Retention Plan (the "RRP") to the group members (adjusted for shares withheld by the Company to satisfy tax withholding obligations). Holders of RRP shares have sole voting and investment power over the vested portion of such shares and sole voting and no investment power over the unvested portion of such shares. This amount also includes an aggregate of 119,217 shares subject to options awarded under the Company's 1993 Stock Option and Incentive Plan (the
         "Stock  Option Plan") which have vested and are  exercisable  within 60 days of the date hereof. This amount excludes an aggregate of 51,583 shares subject to options granted under the Stock Option Plan which have not vested and are not exercisable within 60 days of the date hereof.

                            I. ELECTION OF DIRECTORS

General

      The Company's Board of Directors currently consists of ten members. Each of the current directors of the Company has served in such capacity since the Company's organization in December 1993, except for Mr. McCarty, who was appointed to the Board in August 1996, Mr. Brown, who was appointed to the Board in March 1997 and Mr. Butterfield, who was appointed to the Board in January 1995. The Board is divided into three classes, with two classes containing three members each and the third class containing four members. One of the three stands for election annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

      The following table sets forth certain information, as of June 6, 1997, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                                              Shares of
                                                                                 Term       Common Stock         Percent
                                       Position(s) Held            Director       to        Beneficially           of
     Name                    Age        in the Company             Since(1)     Expire        Owned (2)           Class
     ----                    ---        --------------             --------     ------        ---------           -----
                                    NOMINEES

Daniel F. Korb               65     Director                         1981        2000           11,048             (3)

Robert L. Northerner         68     Director                         1978        2000            8,498             (3)

James W. Vogel               68     Director                         1975        2000           17,498             (3)

                                    DIRECTORS CONTINUING IN OFFICE

John W. Forster              69     Director                         1978        1998            7,998             (3)

Jack H. Kinkel               57     Director                         1975        1998           23,298(4)        1.11

James A. McCarty, Jr.        44     Director                         1996        1998              200             (3)

Murray J. Brown              48     Executive Vice President,        1997        1998           10,910             (3)
                                    Chief Operating Officer
                                    and Director

Donald P. Weinzapfel         60     Chairman of the Board,           1978        1999           99,696(5)        4.63
                                    President and Chief
                                    Executive Officer

John R. Stone                65     Director                         1992        1999           31,486(6)        1.49

James D. Butterfield         40     Director                         1995        1999            2,380             (3)

(1) Includes service as a director of the Bank.

(2) Amounts  include  shares held directly and jointly with family  members,  as well as shares which are held in  retirement  accounts,  held in a fiduciary capacity,  held by certain  members  of the  director's  family,  or held by trusts of which the director is a trustee or substantial  beneficiary,  with respect to which shares the respective  directors may be deemed to have sole or shared  voting  and/or  investment  power.  Amounts also include  17,015,
    6,667,  3,000,  and 1,428 shares of  restricted  stock granted under the RRP
    (adjusted  for shares  withheld by the  Company to satisfy  tax  withholding obligations)  to Mr.  Weinzapfel,  Mr.  Stone,  Mr.  Brown  and  each  other
    non-employee   director  (other  than  Mr.  Butterfield  and  Mr.  McCarty), respectively.  Sixty  percent of the  restricted  shares have vested to date
    (other than Mr. Stone's  shares,  which are 100% vested),  over which shares such persons have sole voting and  investment  power.  Holders of restricted stock have sole voting and no investment  power over the unvested portion of their RRP shares.  Amounts  also  include  51,616,  23,805,  4,000 and 3,570 shares  subject  to  options  awarded  under  the Stock  Option  Plan to Mr.
    Weinzapfel,  Mr. Stone, Mr. Brown and to each other non-employee director of the Company,  (other than directors  Butterfield and McCarty)  respectively, which  have  vested  and  which are  exercisable  within 60 days of the date hereof.  Amounts  exclude  17,854,  2,381,  12,000,  4,761 and 1,191  shares subject to options  granted  under the Stock Option Plan to Mr.  Weinzapfel,
    Mr.  Butterfield,   Mr.  Brown,  Mr.  McCarty  and  to  each  of  the  other
    non-employee  directors,  respectively,  which  have not  vested and are not exercisable within 60 days of the date hereof.

(3) Less than one percent.

(4) Includes 8,400 shares held directly, 10,000 shares held as profit sharing plan trustee.

(5) Includes 41,184 shares held directly, 580 shares held by Mr. Weinzapfel's spouse and 4,632 shares held in Mr. Weinzapfel's account under the ESOP and 51,616 shares subject to options granted under the Stock Option Plan which are exercisable within 60 days of the date hereof.

(6) Includes 1,014 shares held in Mr. Stone's account under the ESOP.

         The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

         Daniel F. Korb. Prior to his retirement on December 31, 1993, Mr. Korb served as Executive Vice President and Secretary of the Bank. Mr. Korb joined the Bank in 1953, was promoted to Executive Vice President in 1985 and became Secretary in 1990.

         Robert L. Northerner. Since 1991, Mr. Northerner has served as Vice President of Sales and General Manager of The Floor Covering Emporium, an Evansville-based floor covering company. Prior thereto, Mr. Northerner was co-owner (along with Director Vogel) and served as President of Dale Sales Company, Inc., a service merchandising company, prior to its merger into Roundy's, another service merchandising company. After the merger, Mr. Northerner served as Vice President of Sales for the Evansville branch of Roundy's from 1985 to 1989.

         James W. Vogel. Mr. Vogel is currently retired. Mr. Vogel was the founder and co-owner (along with Director Northerner) of Dale Sales Company, Inc. from 1952 to 1985, when this business was sold to Roundy's.

         John W. Forster. Prior to his retirement in 1985, Mr. Forster was owner and manager of Key Markets, a grocery located in Evansville, since 1951.

         Jack H. Kinkel. Mr. Kinkel is President of Jack R. Kinkel & Son Architects, P. C. and has been in private practice since 1964. Mr. Kinkel is a licensed architect in Indiana, Kentucky and Illinois. He is certified by the National Council of Architectural Registration Boards and is a member of the American Institute of Architects.

         James A. McCarty, Jr. Mr. McCarty joined the Board of Directors in August of 1996. Since 1989, he has served as President of McCarty's Colonial
Home and Garden Supplies. As president, Mr. McCarty oversees all company business including management of 100 full-time employees.

         Murray J. Brown. Mr. Brown is currently serving as Executive Vice President and Chief Operating Officer of the Company and the Bank, a position he has held since October of 1995. Mr. Brown joined the Board of Directors in March of 1997. From November 1991 until November 1993, Mr. Brown served as the president and CEO of Trans Financial Bank of Tennessee. From November 1993 until October 1995, Mr. Brown was self-employed as a private investor/consultant and from February 1992 until November 1993, he served as a Director of Trans Financial Corporation.

         Donald P. Weinzapfel.  Mr.  Weinzapfel  joined the Bank in 1978 as Vice
President and Director upon the merger of Home Federal Savings and Loan Association of Evansville into the Bank. He has served as President and Chief Executive Officer of the Bank since 1985 and as Chairman of the Board since 1990. Mr. Weinzapfel is responsible for directing and overseeing all aspects of the Bank's operations. Mr. Weinzapfel also serves as President and Director of the Bank's subsidiaries, Perma Service Corp. and Permanent Insurance Agency, Inc.

         John R. Stone. Until his retirement, effective April 1, 1995, Mr. Stone served as an Executive Vice President of the Bank from January 1990, as Secretary of the Bank from January 1994, and served in several capacities in the Bank's lending department since joining the Bank in 1964.

         James D. Butterfield. Mr. Butterfield joined the Board of Directors on January 1, 1995. Since 1987, Mr. Butterfield has served as President of Smith & Butterfield, Inc., a large office equipment and supply firm in the Evansville area.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis, as necessary. The Board of Directors held 12 regular meetings during fiscal 1997. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings or meeting held by the Board committees on which he served.

         The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

         The Executive Committee is comprised of Directors Korb, Vogel, Northerner and Stone. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by Delaware law. This Committee did not meet during fiscal 1997.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Directors Kinkel, Butterfield and Forster. During the fiscal year ended March 31, 1997, this Committee did not meet; rather, the full Board performed its function.

         The Compensation Committee is composed of Directors Vogel, Butterfield and Forster. This Committee is responsible for administering the Company's Stock Option Plan and RRP. This Committee met two times during the fiscal year ended March 31, 1997.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors of the Company will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting.

         Meetings and Committees of the Bank. The Bank's Board of Directors meets monthly and may have additional special meetings upon the written request of the Chairman of the Board or at least three directors. The Board of Directors met 13 times during the fiscal year ended March 31, 1997. During fiscal 1997, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Bank has standing Audit and Compensation Committees.

         The Audit Committee meets quarterly to review the adequacy of internal and external audit controls and directly supervises the Bank's Internal Auditor. The Audit Committee also recommends the selection of the Bank's independent auditors to the Board of Directors, meets with the auditors to discuss the scope and to review the results of the annual audit and acts as liaison between the Board and management and the auditors. Board members of this Committee include Directors Kinkel (Chairman), Forster, Butterfield and Weinzapfel (ex officio). This Committee met four times during fiscal 1997.

         The Compensation Committee meets annually to review salaries and directors fees as well as the performance of officers, and to recommend compensation adjustments to the full Board. This Committee is comprised of Directors Vogel (Chairman), Northerner, Butterfield, Korb and Weinzapfel (ex officio). During fiscal 1997, this Committee met two times.

Director Compensation

         Fees. The Company's directors are not paid fees for their service in such capacity. Non-employee directors of the Bank are paid a fee of $1,000 per quarter plus $500 per Board meeting attended. Employee members of the Bank's Board receive $500 for each Board meeting attended. Effective April 1, 1997, Non-employee directors fees increased to $1,250 per quarter plus $625 per board meeting attended. In addition, fees to employee members of the Bank's Board increased to $625 per board meeting attended. No fee is paid for membership on the Bank's committees.

         Deferred Compensation Agreements. The Bank has entered into a Director Deferred Compensation Agreement ("DDCA") with each non-employee director, other than Messrs. Stone and Butterfield. The DDCAs are unfunded, non-qualified agreements which provide for retirement, death and disability benefits for the participants or their designated beneficiaries. Under the DDCAs, each non-employee director may, for a period of up to five years, make an annual election to defer receipt of all or a portion of his monthly director fees. Deferred amounts are credited with interest, compounded monthly, at a rate equal to the greater of (i) the Seven Year Treasury Constant Maturity Index plus 200 basis points, or (ii) a 10% annualized rate. When the director reaches the age specified in his DDCA (generally between age 70 and 73), he will be entitled to receive his accrued benefit payable over a 10-year period. The DDCAs also provide for disability and death benefits, including a $10,000 burial expense payment. Until disbursed, the amounts directed to be deferred are subject to the claims of general creditors.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth information regarding compensation paid by the Bank to its Chief Executive Officer and its Chief Operating Officer for services rendered during fiscal years ended March 31, 1997, 1996 and 1995. No other executive officer made in excess of $100,000 during the fiscal year ended March 31, 1997.

                                                     Summary Compensation Table

                                                                                 Long Term
                                                      Annual                   Compensation
                                                   Compensation                    Awards
                                               -----------------------    -----------------------
                                                                            Restricted
     Name and Principal                                                       Stock      Options/          All Other
        Position                    Year        Salary($)   Bonus($)       Award(s)($)   SARs (#)       Compensation($)
        --------                    ----        ---------   --------       -----------   --------       ---------------
Donald P. Weinzapfel                 1997       $156,600      34,452           ---          ---             $4,948(1)
President and Chief                  1996        156,600        ---            ---          ---              4,879(1)
Executive Officer                    1995        140,016        ---            ---          ---              3,826(1)
Murray J. Brown                      1997        110,000      18,150           ---          ---              3,846(2)
Executive Vice-President and         1996(3)      45,833        ---         49,313(4)     16,000             1,099(2)
Chief Operating Officer
------------------
(1) 1997:  Matching  contributions  to Mr.  Weinzapfel's  account  in the Bank's
    401(k) Plan, $1,500 health insurance premiums $3,448; 1996: $1,581,  $3,298;
    1995: $350, $3,476

(2) Includes matching contributions to Mr. Brown's account in the Bank's 401(k) of $367 and $3,479 of health insurance premiums; 1996 amount reflect $1,099 of health insurance premiums.

(3) Amounts shown reflect the period from October 1995 to March 31, 1996.

(4) Amount  reflects the dollar  value of the  restricted  stock  awarded to Mr.
    Brown pursuant to the RRP on November 21, 1995.

         The following table sets forth certain information concerning the number and value of stock options at March 31, 1997 held by the Chief Executive Officer and the Chief Operating Officer.

                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                          OPTION VALUES
                                                                                                             Value of
                                                                             Number of                     Unexercised
                                                                            Unexercised                    In-the-Money
                                                                            Options at                      Options at
                                                                            FY-End (#)                    FY-End ($)(1)
                                                                    ---------------------------   -----------------------------
                           Shares Acquired
          Name             on Exercise (#)    Value Realized ($)    Exercisable   Unexercisable   Exercisable     Unexercisable
          ----             ---------------    ------------------    -----------   -------------   -----------     -------------
Donald P. Weinzapfel             261                $2,806             53,300         17,854        $572,975          $191,931
Murray J. Brown                  N/A                  N/A               4,000         12,000        $ 17,250          $ 51,750
----------------
(1)      Represents  the  aggregate  market value of incentive  stock options to purchase  shares of Common Stock (market price less the exercise  price of $10.00 per share with  regard to Mr.  Weinzapfel  and  $16.4375  per share with regard to Mr. Brown) awarded to Messrs. Weinzapfel and Brown based upon the closing  price of $20.75 per share for the Common  Stock on March 31, 1997, as reported by the Nasdaq National Market.

Employment Agreement

         In connection with the Bank's conversion from mutual to stock form completed on March 31, 1994 (the "Conversion"), the Bank entered into an employment agreement with Donald P. Weinzapfel. On November 21, 1995, the Bank also entered into an employment agreement with Murray J. Brown. The employment agreements provide for three year terms and an annual base salary as determined by the Board of Directors, which may not be less than each officer's current salary. Salary increases are reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment agreements provide for an extension for one additional year at the end of each contract year, but only upon authorization by the Board of Directors. As of March 31, 1997, each agreement has been renewed annually. The agreements provide for termination upon the officer's death, for cause or upon certain events specified by regulations of the Office of Thrift Supervision. The agreement is terminable by the officer upon 90 days' notice to the Bank.

         The employment agreements also provide for payment to the officers in the event there is a change in control of the Company or the Bank (as defined in the agreement) where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the remaining salary payable under the contract, plus an additional amount, the sum of which will not exceed 299% of the officers' highest salary in effect under the employment agreements at any time during the 12 months prior to the date of termination, provided that total payments under the agreements may not exceed three times the officers' average annual compensation or an amount that would cause certain adverse tax consequences to the Bank and the officers under Section 280G of the Internal Revenue Code of 1986, as amended. The agreements contain a provision which prohibits the officers, for a period of one year, from, directly or indirectly, owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within 20 miles of any office of the Bank at the date of his termination. The agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The employment agreements may have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Company.

Pension Plan

         The Bank's employees are included in the Financial Institutions Retirement Fund, a multiple employer comprehensive pension plan (the "Pension Plan"). This noncontributory defined benefit retirement plan covers all full-time employees who have reached the age of 21 and have completed one year of service. The Pension Plan currently provides for an annual benefit at normal retirement (age 65) equal to 2% of the employee's average annual salary over the five consecutive years of highest salary multiplied by the employee's number of years of service. Other than administrative expenses of the Pension Plan paid by the Bank, the Bank did not make a contribution to the Pension Plan during fiscal 1997.

         The following table indicates the annual retirement benefit that would be payable under the Pension Plan upon retirement at age 65 to a participant electing to receive his retirement in the standard form of benefit, assuming various specified levels of compensation and years of service.

                                               PENSION PLAN TABLE
                                               ------------------

                                                             Years of Service
                         --------------------------------------------------------------------------------------
          Remuneration       15           20           25           30           35           40           45

             $ 50,000     $15,000     $ 20,000     $ 25,000     $ 30,000     $ 35,000     $ 40,000     $ 45,000
               75,000      22,500       30,000       37,500       45,000       52,500       60,000       67,500
              100,000      30,000       40,000       50,000       60,000       70,000       80,000       90,000
              125,000      37,500       50,000       62,500       75,000       87,500      100,000      113,600
              150,000      45,000       60,000       75,000       90,000      105,000      113,600      113,600
              175,000      52,500       70,000       87,500      105,000      113,600      113,600      113,600
              200,000      60,000       80,000      100,000      113,600      113,600      113,600      113,600
              225,000      67,500       90,000      113,600      113,600      113,600      113,600      113,600

         At March 31, 1997, Mr. Weinzapfel had 42 years of credited service under the Pension Plan.

Certain Transactions

         The Bank has followed a policy of granting loans offered generally by the Bank, subject to applicable regulations, to officers, directors and employees. The loans to such persons are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features, which is consistent with current federal requirements. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and other employees must be approved by two officers of the Bank who are authorized to approve such loans. Loans to all directors, executive officers, employees and their associates totaled approximately $2.2 million at March 31, 1997, which was approximately 5.7% of the Company's stockholders' equity at such date.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Securities Exchange Act of 1934, all such persons timely reported all transactions as required with the exception of executive officers Brown and Root who filed one late report covering one transaction each. In addition, Mr. McCarty's initial statement of beneficial ownership on Form 3 was not filed timely.

Compensation Committee Report on Executive Compensation

         Set forth below is a report prepared by Directors Vogel, Forster and Butterfield, in their capacity as the Compensation Committee of the Board of Directors of the Company (the "Company Committee") and Directors Vogel,
Northerner,   Butterfield,   Korb  and  Weinzapfel  in  their  capacity  as  the
Compensation Committee of the Board of Directors of the Bank (the "Bank Committee"). The Company Committee administers the Stock Option Plan and RRP. The Bank Committee meets annually to review salaries and directors fees as well as the performance of officers, and to recommend compensation adjustments to the full Board. The report below addresses the compensation policies for the last fiscal year as they affected the Chief Executive Officer, Mr. Weinzapfel, and other executive officers of the Company and the Bank.

         Salaries.  The Bank  Committee  sets the  salaries  for each  executive officer, including Mr. Weinzapfel, annually, under a salary administration program applicable to all executive officers designed for the Bank by an independent consulting firm. Under the program, salaries are set within ranges of executives in comparable positions in the Bank's competitive market. The Bank Committee uses these ranges as a guide for determining each executive officer's salary, subject to adjustment on a case-by-case basis. An executive officer's salary may vary within the salary range for each position as a result of the Bank Committee's assessment of the executive's individual performance over the past year, as well as tenure and internal and external competitiveness. Each of the Bank's executive officers earns near the mid-point of his or her salary range.

         Stock Option Awards and Restricted Stock Awards. Among the benefits to the Bank resulting from the Company's initial public offering of stock in the Conversion is the ability to attract and retain personnel through prudent use of stock option and other stock-related incentive programs. In connection with the Conversion, the Company and the Bank adopted the Stock Option Plan and the RRP. The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Compensation Committee has utilized these elements in the compensation packages to its executive officers. To date, the Compensation Committee has awarded stock options under the Stock Option Plan and restricted stock under the RRP to executive officers and other key employees of the Bank. During the fiscal year ended March 31, 1994, the Compensation Committee granted awards to Mr. Weinzapfel and the executive officer group under the Stock Option Plan and RRP. No further awards were granted to such persons during fiscal 1995. During fiscal 1996, the Compensation Committee awarded stock options for 16,000 shares and 3,000 shares of restricted stock to Mr. Murray J. Brown who was newly appointed as Executive Vice President during the fiscal year; besides Mr. Brown, no other awards were made to executive officers during fiscal 1996. During fiscal 1997, the Compensation Committee awarded 500 shares of restricted stock to Seth P. Allen, a Senior Vice President of the Bank; besides Mr. Allen, no other awards were made to executive officers during fiscal 1997.

         In granting awards under the Stock Option Plan and RRP to Mr. Weinzapfel and the other executive officers, the Company Committee considered, among other things, position and years of service, value of the individual's service to the Bank and the Company and the added responsibilities of such individuals as executive officers of a public company. As stock-related incentive plans, the Stock Option Plan and RRP are also designed to recognize the past contributions of the officers, directors and employees to the Bank and to encourage them to remain with the Bank.

         Bonus Awards. In order to align executive compensation with stockholder interests, the Bank has developed a Cash Bonus Program in which Executive Officers will be awarded a percent of their base salary upon the achievement of certain levels of profitability.

         Internal Revenue Code Section 162(m). In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not needed to address the new provision.

                                    James W. Vogel
                                    John W. Forster
                                    James D. Butterfield
                                    Robert L. Northerner
                                    Daniel F. Korb
                                    Donald P. Weinzapfel (ex officio)

Stock Performance Presentation

         Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Market Index and the Media General Savings and Loan Index for each semi-annual period from April 4, 1994 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) through March 31, 1997. The presentation assumes $100 was invested on April 4, 1994.



                             CUMULATIVE TOTAL RETURN
                  PERMANENT BANCORP, INC., NASDAQ MARKET INDEX
                       AND SAVINGS AND LOAN INDUSTRY INDEX






                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]



                                     4/4/94     9/30/94     3/31/95    9/29/95     3/29/96     9/30/96     3/31/97
                                     ------     -------     -------    -------     -------     -------     -------
Permanent Bancorp .............       $100        $110        $151       $165        $140        $164        $208
S&L Index......................        100         115         113        149         162         180         225
NASDAQ Index...................        100         104         105        128         133         147         146

Compensation Committee Interlocks and Insider Participation

         During fiscal 1997, the Compensation Committee of the Bank was comprised of Directors Vogel, Northerner, Butterfield, Korb and Weinzapfel (ex officio). Prior to his retirement effective December 31, 1993, Mr. Korb served as the Bank's Executive Vice President and Secretary. During fiscal 1997, Mr. Weinzapfel served as Chairman of the Board, President and Chief Executive Officer of the Bank. In addition, Mr. Weinzapfel has entered into an employment agreement with the Bank. See "Employment Agreement" above. Mr. Weinzapfel did not participate in any discussions pertaining to his employment contract, nor did he vote on such matter.


                 II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Deloitte & Touche LLP to be its auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Deloitte & Touche LLP is expected to attend the Meeting, to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                             ADDITIONAL INFORMATION

Other Information Regarding Stock Ownership by Directors and Officers

         The following table sets forth the names and business (or home) addresses of the directors of Permanent Bancorp, Inc. and Permanent Federal Savings Bank and such other officers and their associates (together the "Participants"), who may participate in the solicitation of proxies for this meeting. This table also sets forth the number of shares of Common Stock purchased or sold by the Participants in the last two years.

                                                      Date of              Number of Shares
Name and Business Address                           Transaction            Purchased (Sold)     Shares Owned(2)
-------------------------                          -------------          ------------------    ---------------
Donald P. Weinzapfel                                 02-15-96                   3,175               99,696
President, Chief Executive Officer                   02-20-96                     162
 and Chairman of the Board                           08-02-96                     151
Permanent Bancorp, Inc.                              12-24-96                     261(1)
101 Southeast Third Street                           04-23-97                   1,154(1)
Evansville, Indiana  47733-3407                      05-21-97                     500(1)


Seth Allen                                           05-30-97                   1,000                1,500
Senior Vice President
Permanent Federal Savings Bank
101 Southeast Third Street
Evansville, Indiana  47733-3407


Murray J. Brown                                      11-27-95                   1,000               10,910
Executive Vice President, Chief                      02-15-96                   1,000
 Operating Officer and Director                      07-30-96                     500
Permanent Bancorp, Inc.                              02-25-97                     500
101 Southeast Third Street                           03-31-97                     500
Evansville, Indiana  47733-3407


James D. Butterfield                                 03-24-97                   2,380(1)             2,380
President
Smith & Butterfield, Inc.
2800 Lynch Road
Evansville, Indiana  47711


Richard Condi                                           ---                       ---               10,227
Vice President
Permanent Federal Savings Bank
101 Southeast Third Street
Evansville, Indiana  47733-3407


John W. Forster                                         ---                       ---                7,998
Retired
217 Spring Haven Drive
Evansville, Indiana 47710

                                                      Date of              Number of Shares
Name and Business Address                           Transaction            Purchased (Sold)     Shares Owned(2)
-------------------------                          -------------          ------------------    ---------------
Jack H. Kinkel                                       09-06-96                     100(1)            23,298
President
Jack Kinkel & Son Architects, P.C.
320 NW Martin Luther King Blvd.
Evansville, Indiana 47708


Glenna Kirsch                                        09-29-95                     297(1)             2,576
Vice President                                       05-24-96                     298(1)
Permanent Federal Savings Bank                       04-04-97                     297(1)
101 Southeast Third Street
Evansville, Indiana 47733-3407


Daniel F. Korb                                          ---                       ---               11,048
Retired
508 South Ruston Avenue
Evansville, Indiana 47714


James A. McCarty, Jr.                                03-18-97                     200                  200
President
McCarty's Colonial Home and Garden
 Supplies
735 S. Green River Road
Evansville, Indiana 47715


Robert L. Northerner                                    ---                       ---                8,498
Vice President and General Manager
The Floor Covering Emporium
1401 East Virginia Street
Evansville, Indiana 47711


George Orr                                           06-27-95                    2,975(1)           15,046
Senior Vice President                                07-25-95                   (2,975)
Permanent Federal Savings Bank
101 Southeast Third Street
Evansville, Indiana 47733-3407


Carl Root                                            02-27-97                    1,500              15,225
Vice President and Secretary
Permanent Bancorp, Inc.
101 Southeast Third Street
Evansville, Indiana 47733-3407

                                                      Date of              Number of Shares
Name and Business Address                           Transaction            Purchased (Sold)     Shares Owned(2)
-------------------------                          -------------          ------------------    ---------------
Joseph Schnapf                                          ---                       ---               11,238
Chief Financial Officer
Permanent Bancorp, Inc.
101 Southeast Third Street
Evansville, Indiana 47733-3407


John R. Stone                                        12-05-95                   (5,000)             31,486
Retired
1916 Bayard Park Drive
Evansville, Indiana 47714


James W. Vogel                                          ---                       ---               17,498
Retired
7755 Edmonson Drive
Newburgh, Indiana 47630
------------------

(1)  Acquisition of shares upon exercise of stock options.
(2)  Includes  shares  allocated  to the holder's  account  through the Employee
     Stock Ownership Plan. Amounts also include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, held in a fiduciary capacity, held by certain members of the holder's family, or held by trusts of which the holder is a trustee or substantial beneficiary, with respect to which shares the respective holders may be deemed to have sole or shared voting and/or investment power. Amounts also include shares of restricted stock granted under the RRP, over which shares such persons have sole voting and investment power.
     Amounts  also include  shares  subject to options  awarded  under the Stock
     Option Plan which have vested and which are exercisable within 60 days of the date hereof.

         None of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years. No Participants own the Company's common stock of record which is not beneficially owned. None of the Participants own any securities of any subsidiary of the Company.

         None of the Participants has borrowed or otherwise obtained funds for the purpose of acquiring or holding any securities of the Company except that Donald P. Weinzapfel obtained a loan for $50,000 from Home Federal Savings Bank, located in Seymour, Indiana for the purpose of purchasing Company Common Stock. As of the date hereof, the outstanding balance on such loan was approximately $37,000.

         Except as disclosed in this Proxy Statement and below, none of the Participants has any arrangement or understanding with respect to any future employment by the Company or its subsidiaries or any material future transaction to which the Company or any of its subsidiaries was or is to be a party, nor any material interest, direct or indirect, in any transaction which has occurred since April 1, 1996 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000. Murray J. Brown has a home mortgage on his personal residence with a principal amount outstanding of approximately $94,100 and an interest rate of 6.00% (adjusting annually) as of March 31, 1997.

         Certain Participants participated in the Company's and the Bank's various employee benefit plans. None of the Participants has any substantial direct or indirect interest in any matters to be acted upon at the Meeting, other than the directors who are being renominated for election to the Board.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 101 Southeast Third Street, Evansville, Indiana 47708, no later than February 27, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $3,000 plus reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.


                       BY ORDER OF THE BOARD OF DIRECTORS



                                                /s/Donald P. Weinzapfel
                                                -----------------------
                                                Donald P. Weinzapfel
                                                Chairman of the Board, President
                                                and Chief Executive Officer

Evansville, Indiana
June 20, 1997

                                 REVOCABLE PROXY
                             PERMANENT BANCORP, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 22, 1997

  The undersigned hereby appoints the Board of Directors of Permanent Bancorp, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of the Company located at 101 Southeast Third Street, Evansville, Indiana, at 4:00 p.m., Evansville, Indiana time, on July 22, 1997, and at any and all adjournments and postponements thereof, as follows:

I.  The election as directors of all nominees listed below for three-year terms.

     DANIEL F. KORB       ROBERT L. NORTHERNER     JAMES W. VOGEL



     [   ] FOR         [   ] WITHHOLD              [   ] FOR ALL EXCEPT



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------

II. Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 31, 1998.

    [   ] FOR         [   ] AGAINST             [   ] ABSTAIN


   In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCHMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

   The Board of Directors recommends a vote "FOR" the listed nominees and proposal.

   Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                             PERMANENT BANCORP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  Should the above signed be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement dated June 20, 1997 and the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1997.

  Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY